Exhibit 99.1

Don McDonald
CFO
Skinny Nutritional Corp.
3 Bala Plaza East
Ste. 101
Bala Cynwyd, Pa. 19004
610-784-2000 ext. 103
Don@SkinnyCo.com

FOR IMMEDIATE RELEASE

Skinny Nutritional Corp. Announces Engagement of Marcum LLP

BALA CYNWYD, Pa. November 2, 2009— Skinny Nutritional Corp. (OTCBB: SKNY), today announced the appointment of Marcum LLP, Accountants and Advisors, as its independent registered public accounting firm for the fiscal year ending December 31, 2009.   Marcum LLP is one of the largest independent public accounting and advisory services firms in the nation. Ranked 20th among the "Top 100 Firms" by Accounting Today, Marcum offers the resources of more than 800 professionals, including 101 partners, in 12 offices throughout New York, New Jersey, Connecticut, Pennsylvania, Florida and Grand Cayman.  The decision to select Marcum LLP was the result of a competitive process involving several accounting firms. This change will take effect immediately.

“As a growing company, we are looking to Marcum to help us with the complex reporting requirements of a public company”, says Ron Wilson, President and CEO of Skinny Nutritional Corp. “Marcum’s broad range of expertise and vast resources will be critical to our success.”

About Skinny Nutritional Corp.
Headquartered in Bala Cynwyd, Pa., Skinny Nutritional Corp. is the maker of Skinny Water®, a zero-calorie, zero-sugar, zero-sodium and zero-preservative enhanced water. Skinny Water comes in six great tasting flavors that include Acai Grape Blueberry, Goji Fruit Punch, Peach Mango Mandarin, Raspberry Pomegranate, Orange Cranberry Tangerine and Lemonade Passionfruit. Skinny Nutritional Corp. also expects to launch additional branded products, including Skinny Tea®, and other Skinny branded beverages. For more information, visit www.SkinnyWater.com.

SAFE HARBOR STATEMENT
This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. When used in this release, the words "believe," "anticipate," "think," "intend," "plan," "will be," "expect," and similar expressions identify such forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the Company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.